10f-3 Transactions Summary*

* Evergreen Compliance Department has on file a checklist signed by the portfolio  manager and a compliance  manager stating that the transaction fully
complies  with the  conditions  of Rule 10f-3 of the  Investment  Company
 Act of
1940.

Fund

Strategic Income Fund

Security

Station Casinos, Inc.
Advisor

EIMCO

Transaction
 Date

   6/1/2005

Cost

       $690,188

Offering Purchase

    0.338%

Broker

Banc of America Securities LLC
Underwriting
Syndicate
Members

Wachovia Securities, Inc.

Fund

High Yield Bond Fund

Security

Station Casinos, Inc.
Advisor

EIMCO

Transaction
 Date

   6/1/2005

Cost

     $4,447,875

Offering Purchase

    2.175%

Broker

Banc of America Securities LLC
Underwriting
Syndicate
Members

J.P. Morgan Securities Inc.

Fund

Strategic Income Fund

Security

Celestica, Inc.
Advisor

EIMCO

Transaction
 Date

   6/16/2005

Cost

       $500,000

Offering Purchase

    0.200%

Broker

Banc of America Securities LLC
Underwriting
Syndicate
Members

Wachovia Securities, Inc.

Fund

High Yield Bond Fund

Security

Celestica, Inc.
Advisor

EIMCO

Transaction
 Date

   6/16/2005

Cost

     $3,625,000

Offering Purchase

    1.450%

Broker

Banc of America Securities LLC
Underwriting
------------
Syndicate
---------
Members
-------
CIBC World Markets Corp.